Exhibit 99.2

MKS Announces Pricing of Private Offering of

€1 Billion of 4.250% Senior Notes

ANDOVER, MA, January 28, 2026 – MKS Inc. (NASDAQ: MKSI) (“MKS”) today announced the pricing of its private offering (the “offering”) of €1.0 billion aggregate principal amount of 4.250% senior notes due 2034 (the “notes”). The offering is expected to close on February 4, 2026, subject to satisfaction of customary closing conditions.

MKS estimates that the net proceeds from the offering will be approximately €985 million, after deducting the initial purchasers’ discounts and estimated offering expenses payable by MKS.

MKS intends to use the net proceeds from the offering, together with the net proceeds from the previously announced partial refinancing of its existing $2.2 billion U.S. dollar tranche B term loan (the “USD Tranche B Term Loan”), the net proceeds from the previously announced refinancing of its existing €587 million euro tranche B term loan (the “Euro Tranche B Term Loan” and together with the USD Tranche B Term Loan, the “Term Loan Facility”) and cash on hand, to (i) prepay approximately $1.3 billion of, and refinance in full, the USD Tranche B Term Loan, and (ii) refinance in full the Euro Tranche B Term Loan.

The closing of the offering is expected to occur substantially concurrently with the closing of the previously announced refinancing of the Term Loan Facility, but the closing of the offering is not contingent upon the closing of such refinancing, and the closing of such refinancing is not contingent upon the closing of the offering.

The notes will be unsecured, senior obligations of MKS, and will be guaranteed on a senior unsecured basis by certain subsidiaries of MKS. The notes will bear interest payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. The notes will mature on February 15, 2034, unless earlier redeemed or repurchased in accordance with their terms.

The notes are being offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The offer and sale of the notes have not been and will not be registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. The offering is being made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, MKS’ refinancing plans and the details thereof, including the timing of the offering and the refinancing of the Term Loan Facility, the proposed use of proceeds therefrom and the details thereof, the terms of the notes, MKS’ ability to complete the transactions described in this press release and the other expected effects thereof. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond MKS’ control. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond MKS’ control including, without limitation, market risks and uncertainties, the completion of the offering and the previously announced refinancing of the Term Loan Facility on the anticipated terms or at all, and other important risks and factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2024, any subsequent Quarterly Reports on Form 10-Q, the preliminary offering memorandum related to the offering and in subsequent filings made by MKS with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and, except as required by law, MKS undertakes no obligation to update or revise these forward-looking statements.

###

MKS Investor Relations Contact:

Paretosh Misra

Vice President, Investor Relations

Telephone: (978) 284-4705

Email: paretosh.misra@mks.com

Press Relations Contacts:

Bill Casey

Vice President, Marketing

Telephone: (630) 995-6384

Email: press@mksinst.com

Kerry Kelly, Partner

Kekst CNC

Email: kerry.kelly@kekstcnc.com